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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on form S-3 of our report dated January 27, 2000 relating to the financial statements and financial statement schedule, which appear in Pinnacle Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 10, 2000, July 14, 2000, July 18, 2000, and July 21, 2000 relating to the financial statements of Microcell Management, Inc., Tucker-Valley Communications, Tower Ventures II, LLC and Beverly Hills Center, LLC, respectively, which appear in the Current Report on Form 8-K/A of Pinnacle Holdings Inc. dated August 4, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Tampa, FL
September 19, 2000